Exhibit 4.1

AMENDMENT NO. 6 TO INTERCREDITOR AGREEMENT

THIS AMENDMENT NO. 6 TO INTERCREDITOR AGREEMENT (“Amendment”) is entered into as of April 18, 2017, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent for the Pari Passu Secured Parties, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Revolving Credit Agreement Agent for the Revolving Credit Agreement Secured Parties, and WILMINGTON SAVINGS FUND SOCIETY, FSB, as Term Loan Agent for the Term Loan Secured Parties.

WHEREAS, Pari Passu Collateral Agent, Revolving Credit Agreement Agent, and Term Loan Agent are parties to that certain Intercreditor Agreement, dated as of April 15, 2016 (as amended, supplemented or otherwise modified, the “Intercreditor Agreement”);

WHEREAS, on the date hereof, certain Term Loan Lenders intend to provide the Company with additional term loans under the Term Loan Agreement subject to the terms of the Intercreditor Agreement; and

WHEREAS, Pari Passu Collateral Agent, Revolving Credit Agreement Agent, and Term Loan Agent desire to amend the Intercreditor Agreement to amend certain of the provisions of the Intercreditor Agreement pursuant to the terms and conditions herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Intercreditor Agreement.

2.    Amendments to Intercreditor Agreement. Subject to the conditions to effectiveness set forth in Section 3 below, the Intercreditor Agreement is hereby amended as follows:

(a)    Section 1.1 of the Intercreditor Agreement is hereby amended by amending section (i) of the definition of “Term Loan Cap” by deleting “$72,380,000” and inserting “$76,252,000” in lieu thereof.

3.    Conditions to Effectiveness. The amendments set forth in Section 2 shall become effective upon the satisfaction of each of the following conditions precedent:

(a)    The parties hereto shall have each executed this Amendment and

(b)    all conditions precedent to the effectiveness set forth in Section 4 (other than the condition to deliver this Amendment) of that certain Seventh Amendment to Term Loan Credit Agreement, dated as of the date hereof, by and among Company, Term Loan Agent and Term Loan Lenders shall have been met.

4.    Continuing Effect. Except as expressly set forth herein, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Intercreditor Agreement, or a waiver of any other terms or provisions thereof, and the Intercreditor Agreement shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

5.    Miscellaneous.

(a)    Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to conflict of law principles.

(b)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent

By:	/s/ Zachary S. Buchanan
Name:	Zachary S. Buchanan
Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Revolving Credit Agreement Agent

By:	/s/ Zachary S. Buchanan
Name:	Zachary S. Buchanan
Title:	Authorized Signatory

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Term Loan Agent

By:	/s/ Patrick Healy
Name:	Patrick Healy
Title:	Senior Vice President

ACKNOWLEDGMENT

Borrower and each of Borrower’s undersigned Subsidiaries each hereby acknowledge that they have received a copy of the foregoing Amendment No. 6 to Intercreditor Agreement and agree to recognize all rights granted by the Amendment No. 6 to Intercreditor Agreement and the Intercreditor Agreement to Pari Passu Collateral Agent, each Authorized Representative, the Pari Passu Secured Parties, waive the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of Collateral in accordance with the provisions of the Amendment No. 6 to Intercreditor Agreement and Intercreditor Agreement, agree that they will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Amendment No. 6 to Intercreditor Agreement and Intercreditor Agreement. Borrower and each of Borrower’s undersigned Subsidiaries each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the Amendment No. 6 to Intercreditor Agreement or the Intercreditor Agreement, as amended, restated, supplemented, or otherwise modified hereafter.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC., as Borrower

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Executive Vice President

HECKMANN WATER RESOURCES CORPORATION

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President

HECKMANN WATER RESOURCES (CVR), INC.

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President

1960 WELL SERVICES, LLC

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President

HEK WATER SOLUTIONS, LLC

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President

APPALACHIAN WATER SERVICES, LLC
By:	HEK Water Solutions, LLC, its managing member

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President

BADLANDS POWER FUELS, LLC, a Delaware limited liability company

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President

BADLANDS POWER FUELS, LLC, a North Dakota limited liability company

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President

LANDTECH ENTERPRISES, L.L.C.

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President

BADLANDS LEASING, LLC

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President

IDEAL OILFIELD DISPOSAL, LLC

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President

NUVERRA TOTAL SOLUTIONS, LLC

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President

NES WATER SOLUTIONS, LLC

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President

HECKMANN WOODS CROSS, LLC

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Vice President